Exhibit 10

                        Consent of Price Waterhouse, LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 of our report dated January 31, 1997, relating to the financial statements comprising the WRL Series Life Account, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
------------------------
PRICE WATERHOUSE LLP

Kansas City, Missouri
July 7, 1997